Report of Independent Auditors


To the Board of Trustees and Shareholders of One Group Mutual Funds


In planning and performing our audits of the financial statements of the Institutional Prime
Money Market Fund, the Treasury Only Money Market
Fund, the Government Money Market Fund, the Prime
Money Market Fund, the U.S. Government Securities
Money Market Fund, the U.S. Treasury Securities
Money Market Fund, the Municipal Money Market Fund, the Michigan Municipal Money Market Fund, the Ohio
Municipal Money Market Fund, the Small Cap Growth
Fund, the Small Cap Value Fund, the Mid Cap Growth
Fund, the Mid Cap Value Fund, the Diversified Mid
Cap Fund, the Large Cap Growth Fund, the Large Cap
Value Fund, the Equity Income Fund, the Diversified
Equity Fund, the Balanced Fund, the Equity Index
Fund, the Market Expansion Index Fund, the Technology
Fund, the Health Sciences Fund, the Market Neutral
Fund, the International Equity Index Fund, the
Diversified International Fund, the Investor
Conservative Growth Fund, the Investor Balanced
Fund, the Investor Growth & Income Fund, the
Investor Growth Fund, the Short-Term Municipal Bond
Fund, the Intermediate Tax-Free Bond Fund, the
Tax-Free Bond Fund, the Municipal Income Fund, the
Arizona Municipal Bond Fund, the Kentucky Municipal
Bond Fund, the Louisiana Municipal Bond Fund, the
Michigan Municipal Bond Fund, the Ohio Municipal
Bond Fund, the West Virginia Municipal Bond Fund, the Ultra Short-Term Bond Fund, the Short-Term
Bond Fund, the Intermediate Bond Fund, the Bond Fund, the Income Bond Fund, the Mortgage-Backed Securities
Fund, the Government Bond Fund, the Treasury &
Agency Fund, and the High Yield Bond Fund (the "Funds") for the year ended June 30, 2003, we considered the Funds' internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2003.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




PricewaterhouseCoopers LLP
Chicago, Illinois
August 11, 2003
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